Exhibit 99

KFX IN AGREEMENT TO ACQUIRE MR&E, LLC, ENGINEERING FIRM SPECIALIZING IN
COAL UPGRADING TECHNOLOGIES

Firm Will Apply Project Management and Engineering Expertise to Operations of
First K-Fuel Plant

            DENVER, March 14, 2005 -- KFx Inc. (Amex: KFX) today announced that it has signed a purchase agreement to acquire MR&E, LLC, a research, engineering and project management firm focused on thermal process engineering, including the upgrading and processing of clean coal.  Privately held MR&E is located in Perrysburg, Ohio and Gillette, Wyoming, the site of KFx’s first K-Fuel processing facility.  Terms of the proposed transaction were not disclosed.

            MR&E combines business and technology expertise to assist companies in moving new or proven technologies to commercial realization.  The firm’s Gillette operation provides engineering and environmental services to the coal, power generation and gas industries, and is currently working with KFx in connection with construction of the K-Fuel processing facility.  Initially, MR&E will become as a wholly owned subsidiary of KFx, and in addition to its current services will operate the K-Fuel facility upon its expected completion in Summer 2005.  MR&E President and 35-year coal and energy industry veteran Dennis W. Coolidge will continue in his leadership role.

            “MR&E has been a valuable partner as we build our Gillette facility, and by bringing this expertise in-house we will be acquiring a world-class project management and engineering team for today and our future,” said Ted Venners, Chairman and CEO of KFx. “Combining MR&E’s experience in implementing new energy and industrial technologies with the equipment expertise obtained via our partnership with Sasol-Lurgi, we have assembled tremendous intellectual capital resources to support our drive to commercialization.”

            “It’s rare in our business to find a technology with the commercial potential of K-Fuel, so the opportunity to become a full-time part of the KFx team is a compelling one,” said Mr. Coolidge.  “In our current engagement with KFx we have been deeply involved in bringing the Gillette facility on line and we look forward to applying our team’s full resources in the months ahead as the plant nears completion.”

            MR&E’s leadership has accumulated more than 85 years of experience in engineering, executive management of energy companies, R&D and project management, with specific expertise in coal and coal enhancement technologies.  Some of MR&E’s principal clients have included Nippon Steel, DuPont, ENCOAL, and Kennecott Energy, among others.

About KFx

KFx provides solutions to help coal-burning industries increase energy production while meeting emissions standards. The Company's mission is to deploy its patented K-Fuel(TM) technology to transform abundant U.S. reserves of cheaper sub-bituminous coal and lignite into clean, affordable, efficient energy supplies. For more information on KFx, visit www.kfx.com.

Forward Looking Statements

Statements in this news release that relate to future plans or projected results of KFx or the Company are 'forward-looking statements' within the meaning of Section 27A of the Securities Act of 1933, as amended by the Private Securities Litigation Reform Act of 1995 (the "PSLRA"), and Section 21E of the Securities Exchange Act of 1934, as amended by the PSLRA, and all such statements fall under the 'safe harbor' provisions of the PSLRA. The Company's actual results may vary materially from those described in any 'forward-looking statement' due to, among other possible reasons, the realization of any one or more of the risk factors described in the Company's Annual Report on Form 10-K, or in any of its other filings with the Securities and Exchange Commission, all of which filings any reader of this news release is encouraged to study. Readers of this news release are cautioned not to put undue reliance on forward-looking statements.

Contact:            Michael DiPaolo (media)
                        Brian Schaffer (investors)
                        Brainerd Communicators, Inc.
                        212-986-6667